                                                                   EXHIBIT 10.21

                         CAPITAL ACCUMULATION PLAN OF
                               LEVI STRAUSS & CO.

                               PLAN DOCUMENT AND
                                EMPLOYEE BOOKLET



This Capital Accumulation Plan of Levi Strauss & Co. Plan Document and Employee Booklet (the "Booklet") contains the terms of the Capital Accumulation Plan of Levi Strauss & Co. (the "Plan") and constitutes the Plan document. Under the Plan, Levi Strauss & Co. and certain of its subsidiaries (collectively, the "Company") are making available to eligible employees an opportunity, through payroll deductions, to contribute money to individual retail brokerage accounts offered by Charles Schwab & Co., Inc. ("Charles Schwab"). Under the Plan the Company will match certain employee contributions with contributions to the employee's brokerage account equal to 75% of the employee contributions. Each individual employee is solely responsible for selecting and monitoring his or her investment choices, paying related commissions and charges, and for investment results from participation in the Plan. The Plan is intended to make individual investment more convenient for employees.

You should review this Booklet carefully. An overview of the Plan appears in
Part 1 of this Booklet. Particular features of the Plan are presented in a question-and-answer format in the second part of this Booklet. Part 3 contains information about the federal income tax consequences of participation in the Plan. You should also carefully review the separate materials provided by Charles Schwab.

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This Booklet originated May 28, 1996, and was last updated August 1, 1998



                                PART 1. OVERVIEW


Key features of the Plan include:

 . Home Office payroll employees are eligible to participate in the Plan if they have completed at least one year of service and would be eligible to participate in the Employee Investment Plan ("EIP") if not for that plan's exclusion of employees whose compensation exceeds the applicable maximum limitation.

 . The Plan allows eligible employees to contribute money through payroll deduction and receive a 75% matching employer contribution (the "Match").

 . An employee may contribute any fixed contribution percentage (using a whole percentage) up to 10% of the employee's covered compensation to the Plan (prior to October 1, 1997, contribution was based on a fixed amount.) Contributions are made on an after-tax basis. The employer contributions and any dividends or capital gains earned by investments made with employee or employer contributions are current income to the employee for tax purposes. Tax reporting with respect to investments made with these funds is the responsibility of the employee, not the Company. Charles Schwab will issue a Form 1099 to participants after the close of each year.

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 .  Employee contributions and the Match will be sent to an individual retail brokerage account established in the employee's name at Charles Schwab (the "Account") and placed in a Charles Schwab money market fund of the employee's choice. Employees may invest the funds in any investment offered by Charles Schwab. All investment decisions, related commissions and charges, and investment results are the responsibility of the employee, not the Company.

 .  THE COMPANY DOES NOT ENDORSE, RECOMMEND OR GUARANTEE ANY INVESTMENT OR
   SERVICE OFFERED, PROVIDED OR PROMISED BY CHARLES SCHWAB OR ANY OTHER OFFEROR OF INVESTMENTS. THE COMPANY IS NOT RESPONSIBLE FOR INVESTMENT OPTIONS, INDIVIDUAL INVESTMENT CHOICES OR THE RETURNS ON INVESTMENTS. EACH EMPLOYEE IS RESPONSIBLE FOR MONITORING HIS OR HER OWN ACCOUNT. ALL FUNDS CONTRIBUTED BY THE EMPLOYEE AND THE COMPANY UNDER THE PLAN ARE DEPOSITED IN THE EMPLOYEE'S ACCOUNT. NEITHER THE COMPANY NOR ANY TRUST HOLDS ANY OF THESE FUNDS.

 . Employees will own the Account and have full control over investments in the Account. Dividends and interest paid on Account investments will be deposited into the Account.

 .  The value of the Match on your payroll deductions is taxable compensation;
   thus, applicable taxes will be withheld from your regular pay, and the entire Match will be deposited in your Account.

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 .  An employee may withdraw funds from the employee's Account whenever he or she wants to do so. However, when an active employee withdraws funds from his or her Account, the employee's contributions by payroll deduction, and contributions with respect to AIP and the Match will be suspended for one year unless the withdrawal was for one of the stated hardship reasons (see questions 23-25).

 . The Company will have the right to obtain certain information regarding employees' Accounts in order to administer the Plan.

 . Upon termination of employment for any reason, the terminating employee (or his/her beneficiary) has the right to do anything with the Account he/she chooses, including continuing to contribute and making partial or complete withdrawals, although the Match will cease. The Company has no right to the Account whatsoever (except in the rare case of a mistaken contribution (see question 26)).

 . Neither you, your dependents, your beneficiary nor anyone else has the right or claim to benefits under the Plan other than those described in the Plan.



PLEASE NOTE THAT THE ABOVE IS BUT A BRIEF OVERVIEW OF THE PLAN. YOU ARE ENCOURAGED TO CAREFULLY READ THIS ENTIRE BOOKLET, TOGETHER WITH MATERIALS PROVIDED BY CHARLES SCHWAB. THE PLAN

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IS NOT AN EMPLOYMENT CONTRACT AND NONE OF THE PLAN PROVISIONS GUARANTEE YOUR
EMPLOYMENT WITH THE COMPANY OR AFFECT THE RIGHT OF THE COMPANY TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE. THIS BOOKLET IS NOT INTENDED TO IMPLY ANY PROMISE OF CONTINUED EMPLOYMENT WITH THE COMPANY. IN FACT, EMPLOYMENT WITH THE COMPANY MAY BE ENDED WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AT ANY TIME, BY EITHER THE COMPANY OR YOU.



                       PART 2. INFORMATION ABOUT THE PLAN


1.  WHAT IS THE PLAN?

The Plan is a payroll deduction program that allows eligible employees to contribute money to an individual retail brokerage account maintained by Charles Schwab (the "Account"). It also provides for an employer contribution equal to 75% of the employee's contributions (the "Match"). (For information about the Match, see question 7.) The Account is a regular brokerage account; employees are responsible for their own investments. Company involvement is limited to the contribution and Match features of the Plan.

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2.  WHAT IS THE PURPOSE OF THE PLAN?

The purpose of the Plan is to attract, retain, motivate and reward eligible employees of the Company, and to provide employees with an arrangement intended to make individual investment more convenient for employees.


3.  WHO MAY PARTICIPATE IN THE PLAN?

You may participate in the Plan if you otherwise could participate in the EIP, but have been excluded from active participation in that plan because your
compensation exceeds the maximum limitation provided in the EIP.   For current
fiscal year 1998 participation in the Plan, your earnings in the previous fiscal year must be greater than $95,000. This earning limitation may be changed from time to time. In order to otherwise have been eligible to participate in the EIP, you must have at least one year of service as an employee of the Company or any subsidiary of the Company, and currently be paid on the Home Office payroll and employed by the Company or any subsidiary of the Company that has adopted the EIP. Those subsidiaries include Levi Strauss International, Levi's Only Stores ("LOS"), Custom Clothing Technology Corp. ("CCTC"), and Britannia Sportswear Ltd. (prior to its sale in August, 1997.) In addition, you must not be covered by a collective bargaining agreement or a member of certain other excluded groups. If you have question about your eligibility to participate in the Plan, you may contact U.S. Retirement Benefits.

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4.  HOW DO I PARTICIPATE?

To enroll in the Plan, you must complete a "payroll deduction authorization form" and the "Charles Schwab account application form", and submit to U.S. Retirement Benefits, 1155 Battery Street IH1/4, San Francisco, CA 94111. BOTH
                                                                           ----
FORMS MUST BE RETURNED TO U.S. RETIREMENT BENEFITS, NOT TO CHARLES SCHWAB.
-------------------------------------------------------------------------


5.  WHEN MAY I ENROLL IN THE PLAN?

You may enroll and begin your participation in the Plan effective on the first day of any payroll period after you have completed one year of service (whether before or after the effective date of the Plan) if you otherwise are an eligible employee at that time.


6.  HOW MUCH MAY I INVEST THROUGH THE PLAN?

You may authorize the Company to deduct, in a fixed contribution percentage (using a whole percentage), up to 10% of your covered compensation in each pay period. Your covered compensation for purposes of the Plan is explained in question 11. You may change your contribution as frequently as every pay period, with 20 days' notice. You also may transfer funds from other sources to the Account outside of the Plan, but these transfers will not earn the Match (see question 12) and will be subject to the same withdrawal rules as your Plan contributions and Match (see question 23).

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7.  WHAT ARE THE AMOUNT AND CONDITIONS FOR THE MATCH?

Your contributions deducted from each pay check and AIP payment under the Plan earn the Match, which is an employer payment equal to 75% of your contributions under the Plan. The Match is taxable immediately, and appropriate taxes will be withheld from your regular pay and AIP payment so that the entire Match will go to your Account. See question 33 for information about the Company's ability to change or end the Match.


8.  WHAT HAPPENS IF MY PAY CHANGES DURING THE YEAR?

Effective October 1, 1997, if your pay increases during the year, your payroll deduction for the Plan will also increase because your deduction is based on your designated contribution percentage. Likewise, your payroll deduction for the Plan will decrease if your pay is reduced during the year because your deduction is based on your designated contribution percentage. Prior to October 1, 1997, you were required to submit a change of your contribution amount to U.S. Retirement Benefits to reflect your pay increase or decrease. No retroactive deductions or retroactive match are allowed.

9.  IS THERE A WAY FOR ME TO MAKE A CAP CONTRIBUTION ON A HAND-DRAWN CHECK?

CAP is administered as individual direct deposit accounts with Charles Schwab. The contribution and match must go through the automated payroll system to complete the deposit. This is not possible to do with a hand-drawn check. For this reason, there is no CAP deduction taken from a hand-drawn check, and therefore, no Match is made.

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10.  HOW DO I MAKE A CONTRIBUTION ON MY AIP PAYMENT?

Prior to 1998, you were allowed to write a check for up to 10% of your AIP and submit it to U.S. Retirement Benefits in order to make a CAP contribution from
your AIP and to receive a Company Match on your contribution.   A payroll system
change in October, 1997 has alleviated these steps. Now, your AIP contribution and Match are automatically processed through the payroll system.


11.  WHAT IS MY "COVERED COMPENSATION" UNDER THE PLAN?

Generally, your covered compensation is your base pay, plus any amounts which would have been included in your base pay if not for the deferral of such amounts under any deferred compensation program of the Company, and your AIP. For purposes of Matches made in 1996 and 1997, covered compensation for Territory managers, Account Managers and Account Executives is limited to
specified maximum amounts for grades 5, 6, and 7, respectively.     Effective
12/1/97, as a result of the change in pay structure for the sales force, it is no longer required to have company match limits for the sales group.

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12.  MAY I INVEST OTHER THAN BY PAYROLL DEDUCTIONS?

Yes.  You own the Account and may make contributions at any time and in any
amount to the Account by personal check.   These contributions should be sent to
Charles Schwab directly; they should NOT be sent to the Company. Generally, these additional funds are not subject to the Plan and do not earn the Match. However, because ANY withdrawals from the Account, other than those classified as "hardship" withdrawals, will cause all payroll and the Match under the Plan to stop for a 12-month period, you may be better served opening another investment account outside of the Plan.


13.  WHEN DO MY PAYROLL DEDUCTIONS BEGIN?

Your payroll deductions will begin on the second pay period following enrollment.


14.  WHAT HAPPENS TO MY PAYROLL DEDUCTION?

The amount you authorize for deduction will be deducted from your paycheck. It will be sent to Charles Schwab and held in a money market fund unless you redirect your funds and Match to other investments. You may call Charles Schwab and arrange for those funds to be invested in any investment offered by Charles Schwab. You should be aware that Charles Schwab may have requirements, limitations, commissions, conditions and fees with respect to the investment of funds contributed to the Account. Such matters are solely within the control of Charles Schwab and not the Company. Fulfillment or compliance with any of these requirements, limitations or

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conditions and payment of any applicable commissions and fees are the responsibility of the participating employee.


15.  MAY I CHANGE THE LEVEL OF MY PAYROLL DEDUCTION?

Yes. You may decrease or increase your contributions by changing your contribution percentage (but not above the 10% limit) at any time. You may stop your deductions at any time. Those actions will become effective at the later of the time you choose or within two payroll periods after you return the proper forms to U.S. Retirement benefits (see question 6 and 8).


16.  HOW LONG WILL MY PAYROLL DEDUCTION AUTHORIZATION REMAIN IN EFFECT?

Your participation in the Plan will remain unchanged and effective until you become ineligible to participate or you stop or change the level of your payroll deduction (see question 6 and question 15).

17.  HOW WILL INVESTMENTS BE MADE?

You will need to contact Charles Schwab directly once you have your CAP account number. You have sole responsibility for your investments. The Company will not make or monitor your investments under the Plan and does not undertake to provide you with investment information. Neither the Company nor any person, group or function within the Company (including but not limited to the Investment Committee under the qualified plans of U.S. Retirement Benefits) has any responsibility for your investments. The Account is a regular brokerage account; Company involvement is limited to the Match and contributions features of the Plan.

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18.  IN WHOSE NAME WILL MY ACCOUNT BE REGISTERED?

Your Account will be a regular individual brokerage account registered in your name with Charles Schwab. Unlike the EIP, you (not a trust) will own the investments directly and in your name. No funds are set aside in a trust or held by the Company. Your investments through the Account can go up or down, and any risk of loss is borne by you.

19.  WILL STOCK OF THE COMPANY BE AN INVESTMENT OPTION?

No. No stock of or interest in the Company will be an investment option.


20. WHAT HAPPENS IF MY INVESTMENTS LOSE MONEY, THE STOCK MARKETS CRASH OR SOMETHING HAPPENS TO CHARLES SCHWAB? WILL THE COMPANY PROTECT ME AND MY INVESTMENTS?

No. The Company will not protect you from these or other events. You, alone, are responsible for your investments.


21.  WILL I RECEIVE STATEMENTS ABOUT MY INVESTMENTS?

Yes. Charles Schwab will send you periodic statements and transaction confirmation. The frequency and content of any information regarding your Account are entirely the responsibility of Charles Schwab, not the Company.

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22.  MAY I SELL MY INVESTMENTS?

Yes. You may buy and sell as much as you wish (subject to any conditions applicable to your investments.) However, you should remember that these transactions may have charges, costs, fees (including commissions) and tax consequences. These charges and other amounts are your responsibility, not the Company's responsibility.


23.  MAY I WITHDRAW FUNDS FROM MY ACCOUNT?

You own the Account and may withdraw funds at any time. However, withdrawal of any funds from your Account, regardless of the source (e.g., payroll deduction, Match, dividends and contributions outside of the Plan), except for hardship purposes, will cause your payroll deductions and Match to be suspended for 12 months from the later of the date of withdrawal or the date that the contribution suspension can first be effected by the Company. After the suspension period is over, it is your responsibility to reinitiate payroll deductions by contacting U.S. Retirement Benefits. You may continue to make contributions by personal check directly to Charles Schwab during the suspension period, but you will not receive a Match. Please be aware that transfer of funds or investments from CAP to another broker or investment accounts is a withdrawal.


24. WHAT ARE THE QUALIFYING HARDSHIPS WHICH WOULD ALLOW ME TO CONTINUE MAKING CONTRIBUTIONS AFTER A WITHDRAWAL?

Withdrawals in the amount necessary to satisfy the following hardships will not result in suspension:

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(i)    The payment of extraordinary and unreimbursed medical or hospital expenses incurred by you, your spouse, any of your dependents or those of your spouse or any nondependent parent or child of you or your spouse;

(ii) The payment of expenses for tuition, books, room-and-board and required supplies for the next academic year of post-secondary education for you, your spouse or child, or any of your or your spouse's dependents;

(iii) The payment of expenses incurred by you in buying your primary residence;

(iv) The need to prevent your eviction from your primary residence or foreclosure of your primary residence;

(v)    The payment of funeral expenses for a family member or relative;

(vi) The loss of income resulting from an abbreviated work schedule required by your or your spouse's health, a loss of employment by your working spouse or the garnishment of your or your spouse's wages; or

(vii) Payment of taxes resulting from capital gains, dividends or other taxable events within the plan.

(viii) The loss of income, real property, or personal property as a result of any natural disaster approved as hardship withdrawal under EIP.


25.  WHAT MUST I DO TO HAVE MY WITHDRAWAL BE CONSIDERED A HARDSHIP WITHDRAWAL?

It is your responsibility to provide U.S. Retirement Benefits with appropriate evidence that your withdrawal is for one of the hardship reasons discussed in question 24. The form of evidence required for a hardship withdrawal is specified by U.S. Retirement Benefits. Please contact U.S. Retirement Benefits to discuss evidence requirements for hardship withdrawals. If you provide the required evidence at least 30 days before your withdrawal and the Company agrees that your reason qualifies as a hardship, there will be no suspension of your participation. If you do not submit your required evidence at least 30 days before your withdrawal, or if the Company reviews your request and concludes that your withdrawal is not for one of the hardship reasons, your participation will be suspended. If you are late in submitting evidence for your withdrawal and face suspension from the Plan, the Company will consider whether your withdrawal is a hardship withdrawal. If the Company concludes that the withdrawal was not by reason of a hardship, your suspension will continue. If the Company concludes that your withdrawal was for reasons of an eligible hardship, your suspension will be revoked prospectively upon receipt and processing of a new payroll deduction authorization. You will not be permitted to make retroactive contributions or receive a retroactive Match for the period of your suspension. The Company will decide whether a
                                         ---------------------------------
withdrawal constitutes a hardship for the purposes of the Plan.
--------------------------------------------------------------


26.  WHAT HAPPENS IF I'M NO LONGER AN EMPLOYEE?

After your employment terminates, you may do anything with the Account as you wish. The Company has no authority to involve itself with your Account after termination. However, if a Match is contributed to your Account by mistake after you are no longer an employee, the Company can cause the Match to be returned to the Company.


27.  CAN I GET A LOAN FROM THE PLAN?

No.  There is no loan feature in the CAP.

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28.  WHAT HAPPENS IF I GET DIVORCED?

A transfer out of your Account or division of your Account in connection with a divorce or marital property settlement will not be considered a withdrawal if the transfer or division is pursuant to a final order of a court with jurisdiction over the matter. Any other transfer or division in connection with your divorce will be considered a withdrawal from your Account and will result in suspension. It is your responsibility to provide the appropriate documents to U.S. Retirement Benefits before any suspension is imposed.


29.  WHAT ARE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

Information about the federal income tax consequences of participating in the Plan is presented in Part 3 of this Booklet. That discussion includes information about, among other things, the need to withhold taxes in connection with the payment of the Match and the potential taxation of dividends and gains from transactions in Account investments. You are encouraged to read Part 3 carefully and to consult with your own tax advisor about the specific tax consequences to your participation in the Plan.


30.  IS THE PLAN "QUALIFIED" UNDER THE TAX CODE?

No. The Plan is not intended to be and is not a "qualified" plan under the Internal Revenue Code. It is not a plan described in sections 401(a), 401(k) or 423 of the Internal Revenue Code and none of the special benefits of those provisions, including but not limited to deferral of taxes on contributions or investment earnings, are available with respect to participation in the Plan.

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31.  IS THE PLAN GOVERNED BY ERISA?

No. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, including but not limited to the reporting, disclosure and fiduciary responsibility rules.

32.  WHO ADMINISTERS THE PLAN?

The Plan is administered by the Administrative Committee under the tax-qualified employee benefit plans of the Company (the "Administrative Committee") to the extent described below. Except to the extent that such responsibility is otherwise delegated by the Board of Directors of LS&CO. or the Administrative Committee, the Administrative Committee is responsible for the administration of the Plan in the following respects:

(i)    Determination of eligibility for participation;

(ii) Determination of whether the reason for a withdrawal satisfies as one of the hardships specified in the Booklet;

(iii)  Interpretation of the Booklet; and

(iv) The promulgation of forms relating to participation in the Plan, excluding any forms required by Charles Schwab in connection with the Account.


It is expected that the Administrative Committee will delegate some or all of its responsibilities to U.S. Retirement Benefits.

Charles Schwab is responsible for the following:

(i)    The investments offered to participants in the Plan;

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(ii)   The provision of information to participants regarding the Accounts including, but not limited to, information regarding assets held in the Account, dividends paid with respect to Account investments, gains (or losses) on transactions involving Account investments, and taxes for which the participant may be liable with respect to the Account or its investments; and

(iii)  The execution of instructions for and transactions in the Accounts.


Charles Schwab has complete responsibility with respect to the Accounts. The Company is not responsible for any requirements, conditions, investment options or other decisions by Charles Schwab, or for the content or timing of any communications or reports from Charles Schwab.


33.  MAY THE PLAN BE TERMINATED OR CHANGED?

Yes. The Company anticipates that the Plan will continue. However, the Company may amend, terminate or suspend the Plan -- including the existence or amount of the Match, the suspension rules or the brokerage firm -- at any time and for any reason. The Plan may be amended in writing by the Board of Directors of LS&CO. or by any person to whom the Board of Directors has directly or indirectly delegated the authority to amend the Plan. For purposes of any delegation of authority to amend employee benefit plans of the Company, this Plan shall constitute an employee benefit plan.

Charles Schwab may also change its rules, policies, investment choices and fee and commissions structure. Those changes, and any communications about them, are the responsibility of Charles Schwab.

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34.  MAY I OBTAIN ADDITIONAL INFORMATION ABOUT THE PLAN OR THE COMPANY?

Yes. You may obtain additional information about the Plan and its administrators by contacting the Manager of U.S. Retirement Benefits at 1155 Battery Street IH1/4, San Francisco, CA 94111 (415) 501-1532. The Company may distribute information about the Plan by e-mail or voice mail in lieu of or in addition to hard copy.



               PART 3. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF
                           PARTICIPATION IN THE PLAN


The following description of United States federal income tax consequences is based on existing statutes, regulations and interpretations. These rules are complex and may change without notice. The description is intended to be general and should not be relied upon as specific tax advice for any individual employee. The tax consequences of participation in the Plan may vary depending upon individual circumstances; each employee should consult with his or her own tax advisor. This description does not discuss tax consequences of participation in the Plan under any local or state law or the law of any country other than the United States.

The Plan is a voluntary investment program. There is no identifiable tax benefit to your participation in the Plan. Specifically, you should be aware of the following:

 . Your payroll deduction contributions to the Plan are made on an after-tax basis; that is, the contributions are included in your gross salary and are subject to federal income, employment (including Social Security) and other taxes.

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

 . You will have taxable income upon the payment of the Match. The Company is required to withhold specific amounts of tax in connection with the Match.

 . Buying and selling of securities and other investments in your Account may generate taxable income, either as capital gains or ordinary income. It will be your responsibility to report this income and pay any applicable taxes.

 . In order for you to correctly report and pay any taxes with respect to the investment of your Account, you must accurately record your basis in any investment.


THE RESPONSIBILITY TO ASCERTAIN ANY REPORTABLE INCOME WITH RESPECT TO YOUR ACCOUNT, AND TO REPORT SUCH INCOME AND PAY ANY APPLICABLE TAXES, BELONGS SOLELY TO YOU. THE COMPANY HAS NO RESPONSIBILITY FOR SUCH TAXES OR TAX REPORTING. FOR INFORMATION RELATING TO ANY TAX FOR WHICH YOU ARE LIABLE WITH RESPECT TO THE ACCOUNT, YOU SHOULD LOOK TO CHARLES SCHWAB AND/OR ANY OTHER OFFEROR OF INVESTMENTS HELD IN YOUR ACCOUNT.

                                     ******

THIS PLAN IS NOT AN EMPLOYMENT CONTRACT AND NONE OF THE PLAN PROVISIONS GUARANTEE YOUR EMPLOYMENT WITH THE COMPANY OR AFFECT THE RIGHT OF THE COMPANY TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE. THIS BOOKLET IS NOT INTENDED TO IMPLY ANY PROMISE OF CONTINUED EMPLOYMENT WITH THE COMPANY. IN FACT, EMPLOYMENT WITH THE COMPANY MAY BE ENDED WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AT ANY TIME, BY EITHER THE COMPANY OR YOU. NOBODY OTHER THAN THE CHIEF EXECUTIVE OFFICER, PRESIDENT OR A SENIOR VICE PRESIDENT OF THE

COMPANY MAY ENTER INTO ANY AGREEMENT WITH AN EMPLOYEE THAT GUARANTEES HIS OR HER EMPLOYMENT. IF THERE IS AN AGREEMENT BY THESE EXECUTIVES IMPLYING PROMISE OF CONTINUED EMPLOYMENT WITH THE COMPANY, THE AGREEMENT MUST BE IN WRITING AND SIGNED BY THE CHIEF EXECUTIVE OFFICER, PRESIDENT OR A SENIOR VICE PRESIDENT.

YOU, NOT THE COMPANY, ARE RESPONSIBLE FOR THE INVESTMENT DECISIONS AND OUTCOMES OF YOUR ACCOUNT.

                         CAPITAL ACCUMULATION PLAN OF
                               LEVI STRAUSS & CO.


                                   AMENDMENTS


     WHEREAS, LEVI STRAUSS & CO. ("LS&CO.") maintains the Capital Accumulation Plan of Levi Strauss & Co. (the "CAP"); and

     WHEREAS, Part 2, Q&A-33 of the CAP provides that LS&CO. may amend the CAP at any time and for any reason; and

     WHEREAS, LS&CO. desires to amend the CAP effective April 3, 2000 to eliminate the one year service requirement for employee contributions; and

     WHEREAS, by resolutions duly adopted on April 23, 1996, the Board of Directors of LS&CO. authorized Robert D. Haas, Chairman of the Board, to adopt certain amendments to the CAP and to delegate to certain other officers of LS&CO. the authority to adopt certain amendments to the CAP; and

     WHEREAS, on December 2, 1996, Robert D. Haas delegated to Donna J. Goya, Senior Vice President for Global Human Resources, the authority to amend the CAP, subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

     WHEREOF, the amendments herein are within such limits to the delegated authority of Donna J. Goya;

     NOW, THEREFORE, the CAP is hereby amended as follows, effective as of the dates set forth below:

1. Effective as of April 3, 2000, the first bullet of Part 1 of the CAP is hereby amended in its entirety to read as follows:

          "Prior to April 3, 2000, Home Office payroll employees are eligible to participate in the Plan if they have completed at least one year of service and would be eligible to participate in the Employee Investment Plan ("EIP") if not for that plan's exclusion of employees whose compensation exceeds the applicable maximum limitation. Effective as of April 3, 2000, Home Office payroll employees are eligible to participate in the Plan if they have completed at least one hour of service and would be eligible to participate in the EIP if not for that plan's exclusion of employees whose compensation exceeds the applicable maximum limitation."

2. Effective as of April 3, 2000, the fourth sentence of Part 2, Q&A-3 of the CAP is hereby amended to read as follows:

          "In order to otherwise have been eligible to participate in the EIP, you must (1) have at least one year of service as an employee of the Company or any subsidiary of the Company; except that effective as of April 3, 2000, you must have only one hour of service as an employee of the Company or any subsidiary of the Company, and (2) currently be paid on the Home Office payroll and employed by the Company or any subsidiary of the Company that has adopted the EIP."

3. Effective as of April 3, 2000, Part 2, Q&A-5 of the CAP is hereby amended in its entirety to read as follows:

          "Prior to April 3, 2000, you may enroll and begin participation in the Plan effective on the first day of any payroll period after you have completed one year of service (whether before or after the effective date of the Plan) if you otherwise are an eligible employee at that time. Effective as of April 3, 2000, you may enroll and begin your participation in the Plan effective on the first day of any payroll period coinciding with or following the date you perform one hour of service, if you otherwise are an eligible employee at that time."

4. Effective as of April 3, 2000, the first sentence of Part 2, Q&A-7 of the CAP is hereby amended to read as follows:

          "After you have completed one year of service, your contributions deducted from each paycheck and AIP payment under the Plan earn the Match, which is an employer payment equal to 75% of your contributions under the Plan."

                                 *     *     *

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto, on March ____, 2000.

                                        LEVI STRAUSS & CO.



                                       _________________________________
                                       Donna J. Goya

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

                                       Senior Vice President

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